FOR RELEASE ON: February 16, 2021

CONTACT:    Robert Barry, VP - Investor Relations
        608-361-7530
        robert.barry@regalbeloit.com

Regal Beloit Corporation Announces Fourth Quarter 2020 Financial Results

•Revenue Growth Turned Firmly Positive
•Incremental Margins of 54% Supported Further Sizable Operating Margin Gains
•Free Cash Flow of $108 Million, Cash Flow Conversion at 175%
•Company to Host Earnings Conference Call at 9:00 AM CT Today

BELOIT, WI - Regal Beloit Corporation (NYSE: RBC), a global leader in the engineering and manufacturing of high-efficiency electric motors and power transmission products, reported fourth quarter 2020 diluted earnings per share of $1.23 compared to $0.89 a year ago. Fourth quarter 2020 adjusted diluted earnings per share* were $1.78 compared to $1.25 a year ago. Full year 2020 diluted earnings per share were $4.64. Full year 2020 adjusted diluted earnings per share were $5.77.

Key financial results for the fourth quarter 2020 included:

•Total net sales of $780.5 million increased 5.7% from the prior year. Excluding the positive impacts of 0.8% from foreign currency, sales increased 4.9% on an organic basis.
•Income from operations was $74.2 million or 9.5% of net sales. Adjusted income from operations rose $22.9 million or 29.5% from a year ago, to $100.4 million. Adjusted operating margin of 12.9% was up 240 basis points versus the prior year’s 10.5%.
•Net cash provided by operating activities was $125.5 million and capital expenditures totaled $17.8 million, resulting in free cash flow of $107.7 million, which is 174.8% of adjusted net income.
•No shares were repurchased in the fourth quarter.

Key financial results for the full year 2020 included:

•Total net sales of $2,907.0 million decreased 10.2% from the prior year. Excluding the negative impacts of 0.4% from foreign currency and 1.4% from businesses to be divested/exited, sales declined 8.4% on an organic basis.
•Income from operations was $280.1 million or 9.6% of net sales. Adjusted income from operations decreased $6.0 million or 1.8% from a year ago, to $336.1 million. Adjusted operating margin of 11.6% was up 90 basis points versus the prior year’s 10.7%.
•Net cash provided by operating activities was $435.4 million and capital expenditures totaled $47.5 million, resulting in free cash flow of $387.9 million, which is 190.3% of adjusted net income.
•The Company repurchased 315,072 shares for a total of $25.0 million in 2020, all in the first quarter.

Fourth quarter 2020 segment results versus the prior year fourth quarter:

•Commercial Systems segment net sales were $226.4 million, an increase of 12.1%. Foreign currency had a positive 1.9% impact. The result was a positive organic sales growth rate of 10.1%, driven by strength in the pool pump market, strong growth in China driven by recovering end markets and gains in the motors business, and to a lesser extent gains in the N.A. general industrial end market. Partially offsetting these

*This earnings release includes non-GAAP financial measures. Descriptions of why we believe these non-GAAP measures are useful and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included with this earnings release.

tailwinds were ongoing, although diminished, COVID-related pressures on the large commercial HVAC market and ongoing proactive account pruning. Operating margin was 9.8%. After net adjustments of $1.5 million, adjusted operating margin was 10.5% of adjusted net sales.

•Industrial Systems segment net sales were $139.8 million, an increase of 1.3%. Foreign currency had a positive 1.2% impact. The result was a positive organic sales growth rate of 0.1%, driven by strong end markets and gains in the Company’s data center business and, to a lesser extent, strength in China. Largely offsetting these tailwinds were continued COVID-related headwinds across much of the rest of the business, in particular sales into the N.A. general industrial and oil & gas end markets, combined with ongoing proactive account pruning. Operating margin was negative 10.7%. After net adjustments of $17.5 million, adjusted operating margin was 1.9% of adjusted net sales. The adjusted operating income includes a one-time $6.2 million non-cash inventory-related charge connected to consolidating multiple, legacy motor platforms onto a single, new platform, and moving production of that new platform to one facility in Mexico.

•Climate Solutions segment net sales were $224.5 million, an increase of 8.8%. Businesses divested/to be exited had a negative 0.1% impact, and foreign currency had a negative 0.5% impact. The result was a positive organic sales growth rate of 9.4%, driven primarily by strong demand in the N.A. residential HVAC market, partially offset by COVID-related headwinds in EMEA, as well as ongoing proactive account pruning. Notably, orders in the N.A. HVAC business were up 16% in the fourth quarter, on a daily basis. Operating margin was 18.4%. After net adjustments of $0.6 million, adjusted operating margin was 18.7% of adjusted net sales.

•Power Transmission Solutions segment net sales were $189.8 million, a decrease of 1.0%. Foreign currency had a positive 0.9% impact. The result was a negative organic sales growth rate of 1.9% driven by continued, albeit diminishing COVID-related declines in N.A. general industrial and upstream oil & gas end markets, as well as project lumpiness in alternative energy, and ongoing proactive account pruning. Partially offsetting these headwinds was strength in the conveying business tied to gains in the unit material handling market, gains in the aerospace market, and strength in midstream oil & gas markets related to a number of large, in-process projects. Operating margin was 13.5%. After net adjustments of $6.6 million, adjusted operating margin was 17.0% of adjusted net sales.

Summarizing Regal’s fourth quarter 2020 performance, CEO Louis Pinkham commented, “It’s great to see a return to firmly positive top line growth overall and in three of our four segments, with PTS sales nearly flat versus prior year. Our confidence is rising that shorter cycle industrial market gains will drive strong positive growth in PTS as 2021 unfolds. The fourth quarter also saw continued progress on adjusted operating margin, which rose 240 basis points versus prior year, supported by the Regal team continuing to execute a range of restructuring actions, and drive 80/20 deeper into our organization, and has also included successfully pursuing a number of mix-positive growth opportunities.”

Mr. Pinkham went on to comment, “As I reflect on 2020 overall, I am so proud of how our Regal associates around the world executed, with a sense of urgency, to fundamentally transform the cost structure of our business, while making investments that will deliver stronger, and more profitable growth in 2021 and beyond – all while confronting the significant personal and professional challenges of COVID-19. Our improving cost structure, and expanding growth investments, occurring against a backdrop of rising customer demand for greater energy efficiency, improved indoor air quality, and more connected products, makes me excited about Regal’s near- and longer-term prospects. With January orders up 7%, we are entering 2021 with strong momentum."

2021 Guidance

The Company is providing guidance for the first quarter of 2021, including mid-single digit sales growth, GAAP diluted earnings per share in a range of $1.32 to $1.52, and adjusted diluted EPS in a range of $1.55 to $1.75, which at the mid-point implies 26% growth versus the prior year.

The Company plans to consider providing annual guidance when it reports first quarter results, at which time management is cautiously optimistic that the most disruptive impacts of COVID-19 will have sustainably subsided and allow it to provide a more useful forecast.

The Company’s guidance assumes no material decline in its production capacity, or in its ability to conduct commercial operations, either from COVID-related disruptions, or other factors, versus levels as of the date of this release.

The Company's guidance does not take into account any costs, expenses or other effects of the transaction announced today whereby Rexnord will separate its Process & Motion Control business by way of a spin-off to Rexnord shareholders and then immediately combine it with Regal in a Reverse Morris Trust transaction.

A reconciliation of the Company’s GAAP EPS guidance to its adjusted EPS guidance is included in a table later in this release.

Conference Call

Regal will hold a conference call to discuss this earnings release at 9:00 AM CT (10:00 AM ET) on Tuesday, February 16, 2021. To listen to the live audio and view the presentation during the call, please visit Regal’s Investors website: https://investors.regalbeloit.com. To listen by phone or to ask the presenters a question, dial 1.888.317.6003 (U.S. callers) or +1.412.317.6061 (international callers) and enter 7890341 # when prompted.

A webcast replay will be available at the link above, and a telephone replay will be available at 1.877.344.7529 (U.S. callers) or +1.412.317.0088 (international callers), using a replay access code of 10152196 #. Both will be accessible for three months after the earnings call.

Regal is cancelling its earnings conference call previously scheduled for February 18, 2021.

Regal Combination with Rexnord's Process & Motion Control Business

Regal separately announced today a definitive agreement whereby Rexnord will separate its Process & Motion Control business by way of a spin-off to Rexnord shareholders and then immediately combine it with Regal in a Reverse Morris Trust transaction. The companies will jointly hold a conference call to discuss the transaction on Tuesday, February 16, 2021 at 7:30 AM CT (8:30 AM ET). Details of this call can be found in the separation transaction press release and on each company's investor relations website.

About the Company

Regal Beloit Corporation (NYSE: RBC) is a global leader in the engineering and manufacturing of electric motors and controls, power generation and power transmission products serving customers throughout the world. We create a better tomorrow by developing and responsibly producing energy-efficient products and systems.

The Company is comprised of four operating segments: Commercial Systems, Industrial Systems, Climate Solutions and Power Transmission Solutions. Regal is headquartered in Beloit, Wisconsin and has manufacturing, sales and service facilities worldwide. For more information, visit RegalBeloit.com.

CAUTIONARY STATEMENT

This communication contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about the Company’s future results, performance, prospects and opportunities. Such forward-looking statements may include, among other things, statements about the proposed acquisition of Rexnord’s PMC business (the “PMC Business”), the benefits and synergies of the proposed transaction, future opportunities for the Company, the PMC

Business and the combined company, and any other statements regarding the Company’s, the PMC Business’s or the combined company’s future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition and other expectations and estimates for future periods. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project,” “forecast,” and similar expressions. These forward-looking statements are based upon information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s, the PMC Business’s or the combined company’s actual results, performance, prospects, or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause the Company’s, the PMC Business’s or the combined company’s actual results to differ materially from the results referred to in the forward-looking statements the Company makes in this communication include: the possibility that the conditions to the consummation of the transaction will not be satisfied; failure to obtain, delays in obtaining or adverse conditions related to obtaining shareholder or regulatory approvals; changes in the extent of the common shareholders of Rexnord and the Company and its effect pursuant to the merger agreement for the transaction on the number of shares of Company common stock issuable pursuant to the transaction and the magnitude of the dividend payable to Company shareholders pursuant to the transaction; the ability to obtain the anticipated tax treatment of the transaction and related transactions; risks relating to any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate the PMC Business; expected or targeted future financial and operating performance and results; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintain relationships with employees, customers, clients or suppliers) being greater than expected following the transaction; failure to consummate or delay in consummating the transaction for other reasons; the Company’s ability to retain key executives and employees; risks associated with litigation related to the transaction; the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on customers and suppliers and the geographies in which they operate; uncertainties regarding the ability to execute restructuring plans within expected costs and timing; actions taken by competitors and their ability to effectively compete in the increasingly competitive global electric motor, drives and controls, power generation and power transmission industries; the ability to develop new products based on technological innovation, such as the Internet of Things, and marketplace acceptance of new and existing products, including products related to technology not yet adopted or utilized in geographic locations in which we do business; fluctuations in commodity prices and raw material costs; dependence on significant customers; risks associated with global manufacturing, including risks associated with public health crises; issues and costs arising from the integration of acquired companies and businesses and the timing and impact of purchase accounting adjustments; the Company’s overall debt levels and its ability to repay principal and interest on its outstanding debt, including debt assumed or incurred in connection with the proposed transaction; prolonged declines in one or more markets, such as heating, ventilation, air conditioning, refrigeration, power generation, oil and gas, unit material handling or water heating; economic changes in global markets, such as reduced demand for products, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, tariffs, immigration, customs, border actions and the like, and other external factors that the Company cannot control; product liability and other litigation, or claims by end users, government agencies or others that products or customers’ applications failed to perform as anticipated, particularly in high volume applications or where such failures are alleged to be the cause of property or casualty claims; unanticipated liabilities of acquired businesses; unanticipated adverse effects or liabilities from business exits or divestitures; unanticipated costs or expenses that may be incurred related to product warranty issues; dependence on key suppliers and the potential effects of supply disruptions; infringement of intellectual property by third parties, challenges to intellectual property, and claims of infringement on third party technologies; effects on earnings of any significant impairment of goodwill or intangible assets; losses from failures, breaches, attacks or disclosures involving information technology infrastructure and data; cyclical downturns affecting the global market for capital goods; and other risks and uncertainties including, but not limited, to those described in the Company’s Annual Report on Form 10-K on file with the Securities and Exchange Commission and from time to time in other filed reports including the Company’s Quarterly Reports on Form 10-Q. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 on file with the Securities and Exchange Commission and its Quarterly Report on Form 10-Q for the period ended September 26, 2020 and subsequent SEC filings. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-

looking statements included in this communication are made only as of the date of this communication, and the Company undertakes no obligation to update any forward-looking information contained in this communication or with respect to the announcements described herein to reflect subsequent events or circumstances.

NON-GAAP MEASURES AND OTHER DEFINITIONS
Unaudited
(Dollars in Millions, Except per Share Data)

We prepare financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In this earnings release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share (both historical and projected), adjusted income from operations, adjusted operating margin, adjusted net sales, net debt, adjusted EBITDA, adjusted operating leverage, adjusted net income attributable to Regal Beloit Corporation, free cash flow, free cash flow as a percentage of adjusted net income attributable to Regal Beloit Corporation, adjusted income before taxes, adjusted provision for income taxes, adjusted effective tax rate, net sales from ongoing business, adjusted income from operations of ongoing business, ongoing business adjusted operating margin and adjusted diluted earnings per share for ongoing business. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. Our management primarily uses adjusted income from operations, adjusted operating income, adjusted operating margin, and adjusted operating leverage to help us manage and evaluate our business and make operating decisions, while adjusted diluted earnings per share, net debt, adjusted EBITDA, adjusted net sales, adjusted net income attributable to Regal Beloit Corporation, free cash flow, free cash flow as a percentage of adjusted net income attributable to Regal Beloit Corporation, adjusted income before taxes, adjusted provision for income taxes, adjusted effective tax rate, net sales from ongoing business, adjusted income from operations of ongoing business, ongoing business adjusted operating margin and adjusted diluted earnings per share for ongoing business are primarily used to help us evaluate our business and forecast our future results. Accordingly, we believe disclosing and reconciling each of these measures helps investors evaluate our business in the same manner as management.

In addition to these non-GAAP measures, we also use the term “organic sales” to refer to GAAP sales from existing operations excluding any sales from acquired businesses recorded prior to the first anniversary of the acquisition (“net sales from business acquired") and excluding any sales from business divested/to be exited (“net sales from business divested/to be exited“) recorded prior to the first anniversary of the exit and excluding the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s organic sales using the currency exchange rates that were in effect during the prior year periods. We use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. For further clarification, we may use the term “acquisition growth” to refer to the increase in our sales between periods that is attributable to acquisition sales.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(Dollars in Millions, Except per Share Data)

	Three Months Ended		Twelve Months Ended
	Jan 2, 2021	Dec 28, 2019	Jan 2, 2021	Dec 28, 2019
Net Sales	$780.5	$738.2	$2,907.0	$3,238.0
Cost of Sales	567.0	548.0	2,098.3	2,377.3
Gross Profit	213.5	190.2	808.7	860.7
Operating Expenses	127.8	128.5	512.8	499.6
Goodwill Impairment	10.5	—	10.5	—
Asset Impairments	1.0	—	5.3	10.0
Total Operating Expenses	139.3	128.5	528.6	509.6
Income from Operations	74.2	61.7	280.1	351.1
Other (Income) Expenses, net	(1.1)	(0.5)	(4.4)	(0.1)
Interest Expense	8.6	12.5	39.8	53.0
Interest Income	2.1	1.6	5.9	5.6
Income before Taxes	68.8	51.3	250.6	303.8
Provision for Income Taxes	17.3	13.7	56.8	61.2
Net Income	51.5	37.6	193.8	242.6
Less: Net Income Attributable to Noncontrolling Interests	1.1	0.9	4.5	3.7
Net Income Attributable to Regal Beloit Corporation	$50.4	$36.7	$189.3	$238.9
Earnings Per Share Attributable to Regal Beloit Corporation:
Basic	$1.24	$0.90	$4.66	$5.69
Assuming Dilution	$1.23	$0.89	$4.64	$5.66
Cash Dividends Declared Per Share	$0.30	$0.30	$1.20	$1.18
Weighted Average Number of Shares Outstanding:
Basic	40.6	40.9	40.6	42.0
Assuming Dilution	40.9	41.1	40.8	42.2

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Jan 2, 2021	Dec 28, 2019
ASSETS
Current Assets:
Cash and Cash Equivalents	$611.3	$331.4
Trade Receivables, less Allowances of $18.3 Million in 2020 and $9.7 Million in 2019	432.0	461.4
Inventories	690.3	678.4
Prepaid Expenses and Other Current Assets	117.7	136.5
Total Current Assets	1,851.3	1,607.7

Net Property, Plant, Equipment and Noncurrent Assets	2,737.7	2,823.0
Total Assets	$4,589.0	$4,430.7

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$360.1	$337.0
Other Accrued Expenses	230.9	222.9
Current Maturities of Debt	231.0	0.6
Total Current Liabilities	822.0	560.5

Long-Term Debt	840.4	1,136.9
Other Noncurrent Liabilities	349.6	352.9
Equity:
Total Regal Beloit Corporation Shareholders' Equity	2,544.4	2,351.1
Noncontrolling Interests	32.6	29.3
Total Equity	2,577.0	2,380.4
Total Liabilities and Equity	$4,589.0	$4,430.7

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended		Twelve Months Ended
	Jan 2, 2021	Dec 28, 2019	Jan 2, 2021	Dec 28, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$51.5	$37.6	$193.8	$242.6
Adjustments to Reconcile Net Income and Changes in Assets and Liabilities (Net of Acquisitions and Divestitures) to Net Cash Provided by Operating Activities:
Depreciation and Amortization	32.6	34.1	131.4	134.5
Goodwill Impairment	10.5	—	10.5	—
Loss (Gain) on Disposal of Assets	0.3	(2.4)	3.0	(0.7)
Loss (Gain) on Businesses Divested and Assets to be Exited	1.0	0.5	5.2	(34.7)
Share-Based Compensation Expense	1.0	3.0	9.2	13.0
Change in Operating Assets and Liabilities	28.6	64.5	82.3	53.8
Net Cash Provided by Operating Activities	125.5	137.3	435.4	408.5
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant and Equipment	(17.8)	(15.1)	(47.5)	(92.4)
Proceeds Received from Sales of Property, Plant and Equipment	2.6	7.1	10.2	8.8
Proceeds Received from (Settlement of) Disposal of Businesses	—	(1.7)	0.3	157.9
Net Cash (Used in) Provided by Investing Activities	(15.2)	(9.7)	(37.0)	74.3
CASH FLOWS FROM FINANCING ACTIVITIES:
Net (Repayments) Borrowings Under Revolving Credit Facility	—	2.4	(17.7)	(80.7)
Net Proceeds from Short-Term Borrowings	0.3	—	0.3	—
Proceeds from Long-Term Borrowings	—	—	0.1	—
Repayments of Long-Term Borrowings	(0.2)	(66.1)	(50.4)	(90.3)
Dividends Paid to Shareholders	(12.2)	(12.3)	(48.7)	(48.9)
Proceeds from the Exercise of Stock Options	—	0.3	0.2	0.3
Repurchase of Common Stock	—	(15.0)	(25.0)	(165.1)
Distributions to Noncontrolling Interest	—	—	(2.8)	(1.8)
Shares Surrendered for Taxes	(0.3)	(2.9)	(3.6)	(10.9)
Net Cash Used in Financing Activities	(12.4)	(93.6)	(147.6)	(397.4)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	25.9	4.4	29.1	(2.6)
Net Increase in Cash and Cash Equivalents	123.8	38.4	279.9	82.8
Cash and Cash Equivalents at Beginning of Period	487.5	293.0	331.4	248.6
Cash and Cash Equivalents at End of Period	$611.3	$331.4	$611.3	$331.4

SEGMENT INFORMATION
Unaudited
(Dollars in Millions)
	Three Months Ended
	Commercial Systems		Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jan 2, 2021	Dec 28, 2019	Jan 2, 2021	Dec 28, 2019	Jan 2, 2021	Dec 28, 2019	Jan 2, 2021	Dec 28, 2019	Jan 2, 2021	Dec 28, 2019
Net Sales	$226.4	$202.0	$139.8	$138.0	$224.5	$206.4	$189.8	$191.8	$780.5	$738.2
Net Sales from Businesses Divested/to be Exited	—	—	—	—	—	(0.2)	—	—	—	(0.2)
Adjusted Net Sales*	$226.4	$202.0	$139.8	$138.0	$224.5	$206.2	$189.8	$191.8	$780.5	$738.0

GAAP Operating Margin	9.8%	3.9%	(10.7)%	(1.0)%	18.4%	17.3%	13.5%	10.2%	9.5%	8.4%
Adjusted Operating Margin*	10.5%	7.5%	1.9%	1.2%	18.7%	17.1%	17.0%	13.3%	12.9%	10.5%

Components of Net Sales:
Organic Sales Growth*	10.1%	(10.4)%	0.1%	(14.2)%	9.4%	(6.5)%	(1.9)%	(7.2)%	4.9%	(9.3)%
Businesses Divested/to be Exited	—%	(15.1)%	—%	(0.7)%	(0.1)%	(4.4)%	—%	(2.3)%	—%	(6.5)%
Foreign Currency Impact	1.9%	(0.6)%	1.2%	(0.7)%	(0.5)%	(0.2)%	0.9%	(0.4)%	0.8%	(0.5)%

SEGMENT INFORMATION
Unaudited
(Dollars in Millions)
	Twelve Months Ended
	Commercial Systems		Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jan 2, 2021	Dec 28, 2019	Jan 2, 2021	Dec 28, 2019	Jan 2, 2021	Dec 28, 2019	Jan 2, 2021	Dec 28, 2019	Jan 2, 2021	Dec 28, 2019
Net Sales	$820.2	$905.3	$528.8	$575.4	$846.8	$968.5	$711.2	$788.8	$2,907.0	$3,238.0
Net Sales from Businesses Divested/to be Exited	—	(25.0)	—	—	—	(22.2)	—	(5.6)	—	(52.8)
Adjusted Net Sales*	$820.2	$880.3	$528.8	$575.4	$846.8	$946.3	$711.2	$783.2	$2,907.0	$3,185.2

GAAP Operating Margin	8.1%	11.4%	(1.1)%	(1.6)%	15.4%	16.9%	12.6%	11.8%	9.6%	10.8%
Adjusted Operating Margin*	9.3%	9.1%	3.4%	0.1%	16.1%	16.9%	14.9%	13.0%	11.6%	10.7%

Components of Net Sales:
Organic Sales Growth	(6.9)%	(8.1)%	(7.1)%	(11.4)%	(9.9)%	(1.2)%	(9.1)%	3.5%	(8.4)%	(5.7)%
Acquisitions	—%	3.4%	—%	—%	—%	—%	—%	—%	—%	0.9%
Businesses Divested/to be Exited	(2.6)%	(12.6)%	—%	(0.8)%	(2.1)%	(3.7)%	(0.6)%	(1.6)%	(1.4)%	(5.3)%
Foreign Currency Impact	0.1%	(1.2)%	(1.0)%	(2.1)%	(0.6)%	(0.6)%	(0.1)%	(0.9)%	(0.4)%	(1.1)%

ADJUSTED DILUTED EARNINGS PER SHARE	Three Months Ended		Twelve Months Ended
	Jan 2, 2021	Dec 28, 2019	Jan 2, 2021	Dec 28, 2019
GAAP Diluted Earnings Per Share	$1.23	$0.89	$4.64	$5.66
Restructuring and Related Costs	0.26	0.33	0.69	0.57
Transaction Costs	0.01	—	0.01	—
Goodwill Impairment	0.26	—	0.26	—
Loss (Gain) on Businesses Divested and Assets to be Exited	0.02	0.01	0.10	(0.69)
Loss (Gain) on Sale of Assets	—	(0.06)	0.01	(0.06)
Net Loss (Income) from Businesses Divested/to be Exited	—	0.01	0.01	(0.07)
Executive Transition Costs	—	0.07	0.05	0.08
Adjusted Diluted Earnings Per Share	$1.78	$1.25	$5.77	$5.49

2021 ADJUSTED FIRST QUARTER GUIDANCE	Minimum	Maximum
2021 Diluted EPS First Quarter Guidance	$1.32	$1.52
Transaction Costs	0.16	0.16
Restructuring and Related Costs	0.07	0.07
2021 Adjusted Diluted EPS First Quarter Guidance	$1.55	$1.75

ADJUSTED INCOME FROM OPERATIONS

	Three Months Ended
	Commercial Systems		Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jan 2, 2021	Dec 28, 2019	Jan 2, 2021	Dec 28, 2019	Jan 2, 2021	Dec 28, 2019	Jan 2, 2021	Dec 28, 2019	Jan 2, 2021	Dec 28, 2019
GAAP Income (Loss) from Operations	$22.2	$7.9	$(14.9)	$(1.4)	$41.3	$35.7	$25.6	$19.5	$74.2	$61.7
Restructuring and Related Costs	1.5	7.0	7.0	2.9	0.6	2.7	4.9	5.5	14.0	18.1
Transaction Costs	—	—	—	—	—	—	0.7	—	0.7	—
Goodwill Impairment	—	—	10.5	—	—	—	—	—	10.5	—
Loss on Businesses Divested and Assets to be Exited	—	0.1	—	—	—	—	1.0	0.4	1.0	0.5
Gain on Sale of Real Estate	—	—	—	—	—	(3.8)	—	—	—	(3.8)
Operating Loss from Businesses Divested/to be Exited	—	—	—	—	—	0.6	—	—	—	0.6
Executive Transition Costs	—	0.1	—	0.1	—	0.1	—	0.1	—	0.4
Adjusted Income from Operations	$23.7	$15.1	$2.6	$1.6	$41.9	$35.3	$32.2	$25.5	$100.4	$77.5

GAAP Operating Margin %	9.8%	3.9%	(10.7)%	(1.0)%	18.4%	17.3%	13.5%	10.2%	9.5%	8.4%
Adjusted Operating Margin %	10.5%	7.5%	1.9%	1.2%	18.7%	17.1%	17.0%	13.3%	12.9%	10.5%

ADJUSTED INCOME FROM OPERATIONS

	Twelve Months Ended
	Commercial Systems		Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jan 2, 2021	Dec 28, 2019	Jan 2, 2021	Dec 28, 2019	Jan 2, 2021	Dec 28, 2019	Jan 2, 2021	Dec 28, 2019	Jan 2, 2021	Dec 28, 2019
GAAP Income (Loss) from Operations	$66.2	$103.1	$(5.6)	$(9.3)	$130.0	$163.9	$89.5	$93.4	$280.1	$351.1
Restructuring and Related Costs	6.4	11.8	12.3	8.4	3.7	4.2	14.4	6.9	36.8	31.3
Transaction Costs	—	0.1	—	—	—	—	0.7	—	0.7	0.1
Goodwill Impairment	—	—	10.5	—	—	—	—	—	10.5	—
Loss (Gain) on Businesses Divested and Assets to be Exited	2.7	(32.6)	0.2	1.0	1.3	(4.7)	1.0	1.6	5.2	(34.7)
Loss (Gain) on Sale of Assets	0.2	—	0.3	—	0.2	(3.8)	(0.1)	—	0.6	(3.8)
Operating (Income) Loss from Businesses Divested/to be Exited	—	(3.3)	—	—	0.4	(0.5)	—	(0.3)	0.4	(4.1)
Executive Transition Costs	0.5	0.6	0.4	0.5	0.5	0.6	0.4	0.5	1.8	2.2
Adjusted Income from Operations	$76.0	$79.7	$18.1	$0.6	$136.1	$159.7	$105.9	$102.1	$336.1	$342.1

GAAP Operating Margin %	8.1%	11.4%	(1.1)%	(1.6)%	15.4%	16.9%	12.6%	11.8%	9.6%	10.8%
Adjusted Operating Margin %	9.3%	9.1%	3.4%	0.1%	16.1%	16.9%	14.9%	13.0%	11.6%	10.7%

DEBT TO EBITDA	Last Twelve Months
	Jan 2, 2021	Dec 28, 2019
Net Income	$193.8	$242.6
Income Taxes	56.8	61.2
Interest Expense	39.8	53.0
Interest Income	(5.9)	(5.6)
Depreciation and Amortization	131.4	134.5
EBITDA	$415.9	$485.7
Restructuring and Related Costs	36.8	31.3
Transactions Costs	0.7	0.1
Impairment and Exit Related Costs	5.3	10.0
Executive Transition Costs	1.8	2.2
Goodwill Impairment	10.5	—
Operating Loss (Income) from Businesses Divested/to be Exited	0.4	(4.1)
Loss (Gain) on Sale of Assets	0.6	(3.8)
Gain on Divestiture of Businesses	(0.1)	(44.7)
Adjusted EBITDA	$471.9	$476.7

Current Maturities of Debt	$231.0	$0.6
Long-Term Debt	840.4	1,136.9
Total Gross Debt	$1,071.4	$1,137.5
Cash	(611.3)	(331.4)
Net Debt	$460.1	$806.1

Gross Debt/EBITDA	2.6	2.3
Gross Debt/Adjusted EBITDA	2.3	2.4

Net Debt/EBITDA	1.1	1.7
Net Debt/Adjusted EBITDA	1.0	1.7

OPERATING LEVERAGE - TOTAL REGAL	Three Months Ended			Twelve Months Ended
(Dollars in Millions)	Jan 2, 2021	Dec 28, 2019	Change	Jan 2, 2021	Dec 28, 2019	Change
GAAP Income from Operations	$74.2	$61.7	$12.5	$280.1	$351.1	$(71.0)
Adjusted Income from Operations	$100.4	$77.5	$22.9	$336.1	$342.1	$(6.0)

Net Sales	$780.5	$738.2	$42.3	$2,907.0	$3,238.0	$(331.0)
Adjusted Net Sales	$780.5	$738.0	$42.5	$2,907.0	$3,185.2	$(278.2)

GAAP Operating Leverage			29.6%			21.5%
Adjusted Operating Leverage			53.9%			2.2%

FREE CASH FLOW	Three Months Ended		Twelve Months Ended
	Jan 2, 2021	Dec 28, 2019	Jan 2, 2021	Dec 28, 2019
Net Cash Provided by Operating Activities	$125.5	$137.3	$435.4	$408.5
Additions to Property Plant and Equipment	(17.8)	(15.1)	(47.5)	(92.4)
Free Cash Flow	$107.7	$122.2	$387.9	$316.1

GAAP Net Income Attributable to Regal Beloit Corporation	$50.4	$36.7	$189.3	$238.9
Goodwill Impairment	10.5	—	10.5	—
Loss (Gain) on Businesses Divested and Assets to be Exited	1.0	0.5	5.2	(34.7)
Tax Effect from Loss (Gain) on Businesses Divested and Assets to be Exited	(0.3)	(0.1)	(1.2)	5.4
Adjusted Net Income Attributable to Regal Beloit Corporation[1]	$61.6	$37.1	$203.8	$209.6

Free Cash Flow as a Percentage of Adjusted Net Income Attributable to Regal Beloit Corporation	174.8%	329.4%	190.3%	150.8%

 [1] The Net Income Attributable to Regal Beloit Corporation is adjusted for the gains and losses on divested businesses and goodwill and asset impairments related to the businesses to be exited and used in the Free Cash Flow Calculation.

ADJUSTED EFFECTIVE TAX RATE	Three Months Ended		Twelve Months Ended
	Jan 2, 2021	Dec 28, 2019	Jan 2, 2021	Dec 28, 2019
Income before Taxes	$68.8	$51.3	$250.6	$303.8
Provision for Income Taxes	17.3	13.7	56.8	61.2
Effective Tax Rate	25.1%	26.7%	22.7%	20.1%

Income before Taxes	$68.8	$51.3	$250.6	$303.8
Goodwill Impairment	10.5	—	10.5	—
Loss (Gain) on Businesses Divested and Assets to be Exited	1.0	0.5	5.2	(34.7)
Adjusted Income before Taxes	$80.3	$51.8	$266.3	$269.1

Provision for Income Taxes	$17.3	$13.7	$56.8	$61.2
Tax Effect from Loss (Gain) on Businesses Divested and Assets to be Exited	0.3	0.1	1.2	(5.4)
Non-deductible Portion of Executive Transition Costs	—	(2.3)	(0.5)	(2.3)
Adjusted Provision for Income Taxes	$17.6	$11.5	$57.5	$53.5

Adjusted Effective Tax Rate	21.9%	22.2%	21.6%	19.9%

ORGANIC SALES GROWTH	Three Months Ended
	January 2, 2021
	Commercial Systems	Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal
Net Sales Three Months Ended Jan 2, 2021	$226.4	$139.8	$224.5	$189.8	$780.5
Impact from Foreign Currency Exchange Rates	(3.9)	(1.6)	1.1	(1.7)	(6.1)
Organic Sales Three Months Ended Jan 2, 2021	$222.5	$138.2	$225.6	$188.1	$774.4

Net Sales Three Months Ended Dec 28, 2019	$202.0	$138.0	$206.4	$191.8	$738.2
Net Sales from Businesses Divested/to be Exited	—	—	(0.2)	—	(0.2)
Adjusted Net Sales Three Months Ended Dec 28, 2019	$202.0	$138.0	$206.2	$191.8	$738.0

Three Months Ended Jan 2, 2021 Organic Sales Growth %	10.1%	0.1%	9.4%	(1.9)%	4.9%
Three Months Ended Jan 2, 2021 Net Sales Growth %	12.1%	1.3%	8.8%	(1.0)%	5.7%

ORGANIC SALES GROWTH	Twelve Months Ended
	January 2, 2021
	Commercial Systems	Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal
Net Sales Twelve Months Ended Jan 2, 2021	$820.2	$528.8	$846.8	$711.2	$2,907.0
Impact from Foreign Currency Exchange Rates	(0.5)	5.7	5.7	0.4	11.3
Organic Sales Twelve Months Ended Jan 2, 2021	$819.7	$534.5	$852.5	$711.6	$2,918.3

Net Sales Twelve Months Ended Dec 28, 2019	$905.3	$575.4	$968.5	$788.8	$3,238.0
Net Sales from Businesses Divested/to be Exited	(25.0)	—	(22.2)	(5.6)	(52.8)
Adjusted Net Sales Twelve Months Ended Dec 28, 2019	$880.3	$575.4	$946.3	$783.2	$3,185.2

Twelve Months Ended Jan 2, 2021 Organic Sales Growth %	(6.9)%	(7.1)%	(9.9)%	(9.1)%	(8.4)%
Twelve Months Ended Jan 2, 2021 Net Sales Growth %	(9.4)%	(8.1)%	(12.6)%	(9.8)%	(10.2)%

The following tables outline by quarter and full year the 2019 net sales and income from operations, and the full year adjusted diluted earnings per share, illustrating the impact of businesses divested and to be exited.

	Commercial Systems	Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal
Fiscal 2019 First Quarter Schedule for Ongoing Business
Net Sales Three Months Ended March 30, 2019	$242.2	$138.1	$263.3	$210.2	$853.8
Net Sales from Businesses Divested/to be Exited	(12.4)	—	(15.5)	(5.6)	(33.5)
Net Sales from Ongoing Business	$229.8	$138.1	$247.8	$204.6	$820.3

GAAP Income (Loss) from Operations Three Months Ended March 30, 2019	$57.8	$(4.3)	$38.9	$28.2	$120.6
Restructuring and Related Costs	1.2	0.9	0.1	0.1	2.3
Purchase Accounting and Transaction Costs	0.1	—	—	—	0.1
(Gain) Loss on Businesses Divested and Assets to be Exited	(34.6)	1.0	1.3	1.1	(31.2)
Income from Operations of Businesses Divested/to be Exited	(1.7)	—	(1.9)	(0.3)	(3.9)
Executive Transition Costs	0.4	0.3	0.5	0.4	1.6
Adjusted Income (Loss) from Operations of Ongoing Business	$23.2	$(2.1)	$38.9	$29.5	$89.5

Ongoing Business Adjusted Operating Margin %	10.1%	(1.5)%	15.7%	14.4%	10.9%

Fiscal 2019 Second Quarter Schedule for Ongoing Business
Net Sales Three Months Ended June 29, 2019	$246.3	$155.5	$267.9	$204.0	$873.7
Net Sales from Businesses Divested/to be Exited	(12.6)	—	(5.6)	—	(18.2)
Net Sales from Ongoing Business	$233.7	$155.5	$262.3	$204.0	$855.5

GAAP Income (Loss) from Operations Three Months Ended June 29, 2019	$20.8	$(1.3)	$51.7	$24.8	$96.0
Restructuring and Related Costs	1.1	1.5	0.6	0.4	3.6
(Gain) Loss on Businesses Divested and Assets to be Exited	1.8	—	(6.1)	0.1	(4.2)
Income from Operations of Businesses Divested/to be Exited	(1.6)	—	(0.1)	—	(1.7)
Executive Transition Costs	0.1	—	—	—	0.1
Adjusted Income from Operations of Ongoing Business	$22.2	$0.2	$46.1	$25.3	$93.8

Ongoing Business Adjusted Operating Margin %	9.5%	0.1%	17.6%	12.4%	11.0%

	Commercial Systems	Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal
Fiscal 2019 Third Quarter Schedule for Ongoing Business
Net Sales Three Months Ended September 28, 2019	$214.8	$143.8	$230.9	$182.8	$772.3
Net Sales from Businesses Divested/to be Exited	—	—	(0.9)	—	(0.9)
Net Sales from Ongoing Business	$214.8	$143.8	$230.0	$182.8	$771.4

GAAP Income (Loss) from Operations Three Months Ended September 28, 2019	$16.6	$(2.3)	$37.6	$20.9	$72.8
Restructuring and Related Costs	2.5	3.1	0.8	0.9	7.3
Loss on Businesses Divested and Assets to be Exited	0.1	—	0.1	—	0.2
Loss from Operations of Businesses Divested/to be Exited	—	—	0.9	—	0.9
Executive Transition Costs	—	0.1	—	—	0.1
Adjusted Income from Operations of Ongoing Business	$19.2	$0.9	$39.4	$21.8	$81.3

Ongoing Business Adjusted Operating Margin %	8.9%	0.6%	17.1%	11.9%	10.5%

Fiscal 2019 Fourth Quarter Schedule for Ongoing Business
Net Sales Three Months Ended December 28, 2019	$202.0	$138.0	$206.4	$191.8	$738.2
Net Sales from Businesses Divested/to be Exited	—	—	(0.2)	—	(0.2)
Net Sales from Ongoing Business	$202.0	$138.0	$206.2	$191.8	$738.0

GAAP Income (Loss) from Operations Three Months Ended December 28, 2019	$7.9	$(1.4)	$35.7	$19.5	$61.7
Restructuring and Related Costs	7.0	2.9	2.7	5.5	18.1
Gain on Sale of Assets	—	—	(3.8)	—	(3.8)
Loss on Businesses Divested and Assets to be Exited	0.1	—	—	0.4	0.5
Loss from Operations of Businesses Divested/to be Exited	—	—	0.6	—	0.6
Executive Transition Costs	0.1	0.1	0.1	0.1	0.4
Adjusted Income from Operations of Ongoing Business	$15.1	$1.6	$35.3	$25.5	$77.5

Ongoing Business Adjusted Operating Margin %	7.5%	1.2%	17.1%	13.3%	10.5%

	Commercial Systems	Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal
Fiscal 2019 Full Year Schedule for Ongoing Business
Net Sales Twelve Months Ended December 28, 2019	$905.3	$575.4	$968.5	$788.8	$3,238.0
Net Sales from Businesses Divested/to be Exited	(25.0)	—	(22.2)	(5.6)	(52.8)
Net Sales from Ongoing Business	$880.3	$575.4	$946.3	$783.2	$3,185.2

GAAP Income (Loss) from Operations Twelve Months Ended December 28, 2019	$103.1	$(9.3)	$163.9	$93.4	$351.1
Restructuring and Related Costs	11.8	8.4	4.2	6.9	31.3
Purchase Accounting and Transaction Costs	0.1	—	—	—	0.1
Gain on Sale of Assets	—	—	(3.8)	—	(3.8)
(Gain) Loss on Businesses Divested and Assets to be Exited	(32.6)	1.0	(4.7)	1.6	(34.7)
Income from Operations of Businesses Divested/to be Exited	(3.3)	—	(0.5)	(0.3)	(4.1)
Executive Transition Costs	0.6	0.5	0.6	0.5	2.2
Adjusted Income from Operations of Ongoing Business	$79.7	$0.6	$159.7	$102.1	$342.1

Ongoing Business Adjusted Operating Margin %	9.1%	0.1%	16.9%	13.0%	10.7%

2019 ADJUSTED DILUTED EARNINGS PER SHARE FOR ONGOING BUSINESS	Three Months Ended				Twelve Months Ended Dec 28, 2019
	Mar 30, 2019	Jun 29, 2019	Sep 28, 2019	Dec 28, 2019
Adjusted Diluted Earnings Per Share	$1.43	$1.52	$1.35	$1.25	$5.55
Earnings Per Share from Businesses Divested/to be Exited	(0.03)	(0.03)	—	—	(0.06)
Adjusted Diluted Earnings Per Share for Ongoing Business	$1.40	$1.49	$1.35	$1.25	$5.49